AMENDMENT NO. 3 TO

STRUCTURING AND CONSULTING AGREEMENT

This Amendment No. 3 to the Structuring and Consulting Agreement (the “Amendment No. 3”) is entered into effective as of April 1, 2014, by and between Sundance Strategies, Inc. (“SSI”), and Europa Settlement Advisors Ltd. (“ESA”) and acknowledged and agreed upon by Del Mar Financial S.a.r.l. as the “Seller” under the DMF Agreement, defined below (“DMF”); and Michael D. Brown, as the consultant under the ESA Agreement, defined below (“Brown” and together with ESA and DMF, sometimes called the “ESA Parties”).  Each of SSI, ESA, DMF and Brown may be referred to herein as a “Party” or collectively as the “Parties.”

WHEREAS, SSI and ESA entered into a Structuring and Consulting Agreement on June 5, 2013 (the “ESA Agreement”) whereby SSI engaged ESA on an exclusive basis to perform certain services in connection with the purchase of net life insurance benefits (“NIBs”) and other products tied to life insurance policies on insured’s aged 75 and older from DMF.

WHEREAS, SSI and DMF entered into an Asset Transfer Agreement dated June 5, 2013 (the “DMF Agreement”) to purchase certain NIBs and other assets.

WHEREAS, all capitalized terms used but not defined herein shall have the meanings set forth in the DMF Agreement, and that all terms and conditions of the DMF Agreement not otherwise modified herein or in Amendment No. 1 or Amendment No. 2 to the ESA Agreement shall remain in full force and effect.

WHEREAS, SSI and ESA entered into Amendment No. 1 to the ESA Agreement (“Amendment No. 1”) to confirm that the total of the Cash Payment under the DMF Agreement and the total payments under the ESA Agreement shall not exceed $12,000,000.00 (the “Total Up Front Cost”), and to amend the ESA Agreement to clarify that ESA’s compensation is reduced, dollar for dollar, to the extent the Cash Payment associated with the DMF Agreement exceeds $8,000,000.00, which was acknowledged and agreed upon by DMF.

WHEREAS, the Parties entered into Amendment No. 2 to the ESA Agreement (“Amendment No. 2”) to (i) further clarify and define the Total Up Front Cost, (ii) permit certain disclosures related to a proposed sale of certain assets, (iii) provide additional advances of the Structuring Fee with the agreement that no further advances would be due until final delivery of Qualified NIBs under the DMF Agreement, (iv) amend the Liquidated Damages provided under the DMF Agreement, and (v) amend certain provisions of the Note and Pledge Agreement, which was acknowledged and agreed upon by DMF.

WHEREAS, Amendment No. 2 further provided that ESA and DMF would have additional time to complete performance under the DMF Agreement and the ESA Agreement, as amended, but not beyond April 1, 2014.

WHEREAS, the performance is still not complete under the DMF Agreement and the ESA Agreement but the Parties believe in good faith that a plan is in process that will result in full performance of all Parties and, therefore, SSI is willing to provide an additional extension of time to perform until September 30, 2014.

WHEREAS, on November 5, 2013, DMF entered into that certain Amended and Restated Assignment Agreement (“Assignment Agreement”) with Hyperion Funds II PLC (“Hyperion”) under which Hyperion acquired that certain Amended and Restated Promissory Note attached hereto as Exhibit A (the “Note”) from DMF.

WHEREAS, Section 3 of the Assignment Agreement granted DMF certain buyback rights which buyback rights were assigned by DMF to SSI under that certain Assignment of Buyback Rights dated November 5, 2013 (the “Buyback Assignment”), pending delivery of $400,000,000 of Qualified NIBs to SSI prior to December 31, 2013.

WHEREAS, because DMF did not deliver $400,000,000 of Qualified NIBs to SSI prior to December 31, 2013, the buyback rights under the Assignment Agreement are exercisable solely by SSI and DMF shall have no further interest in the Note and the extensions granted herein and in Amendment No. 2 shall not apply to the Buyback Assignment.

NOW THEREFORE, the Parties hereto agree as follows:

1.

Extension.  DMF, with the assistance of ESA and Brown, shall diligently continue the process of creating Qualified NIBs related to $400,000,000.00 of face amount of life insurance policies for SSI.  The Parties are working to finalize a comprehensive plan and budget to include proposed policies, expenses, cash requirements, projected internal rates of return, timelines, preliminary bank approval and other information reasonably requested by SSI.  To allow DMF, ESA and Brown time to meet the obligations of the DMF Agreement and the ESA Agreement, as amended, SSI hereby grants an extension of time to DMF, ESA and Brown to complete their performance thereunder, not beyond September 30, 2014.  Notwithstanding this extension of time, DMF, ESA and Brown shall use their best efforts to complete deliver of the Qualified NIBs as required under the DMF Agreement and the ESA Agreement, as amended, as soon as reasonably possible.

2.

Buyback Rights.  DMF, ESA and Brown each acknowledge that the extensions granted by Amendment No.2 and Section 1, above, shall not apply to the Buyback Assignment. All buyback rights under the Assignment Agreement are exercisable solely by SSI and no ESA Party shall have any further right or interest in the Note.

3.

Miscellaneous.

a.

Due Authorization.  Each Party represents to the other that its execution of this Amendment No. 3 has been duly authorized by all necessary company or individual action, if such action is required, and that this Amendment No. 3 constitutes a binding obligation of such Party.  Each individual who executes this Amendment No. 3 on behalf of a Party represents to all Parties that he, she or it is authorized to do so. This Amendment No. 3 will bind each Party’s successors and permitted assigns.  To the extent that Amendment No. 3 amends or otherwise modifies the DMF Agreement, each applicable party represents to the other that its execution of this Amendment No. 3, to the extent of such amendments or modifications, has also been duly authorized by all necessary company or individual action.

b.

Counterparts.  This Amendment No. 3 may be executed in counterparts each of which will be deemed an original, and such counterparts when taken together shall constitute but one agreement.

c.

Noncircumvention.  The Parties agree not to circumvent this Amendment No. 3, Amendment No. 1, Amendment No. 2, the ESA Agreement or the DMF Agreement by creating additional entities or otherwise avoiding the commitments set forth therein.

d.

Governing Law.  This Amendment No. 3 and its interpretation and enforcement are governed by the laws of the state of Utah, without qualification.

e.

Dispute Resolution.  Notwithstanding anything contained herein to the contrary, in the case of any dispute which arises out of or relating to this Agreement or the relationship of the Parties, which the Parties cannot resolve amicably between themselves, a mediator agreeable to both Parties shall be selected to assist in resolving the dispute provided that the mediation shall be held within sixty (60) days of the notice by one Party that mediation is required.  Fees for such mediation will be split equally between the Parties.  If any such dispute cannot be resolved through mediation within such sixty (60) day period, any and all claims and actions arising out of or relating to this Agreement or relationship of the Parties, shall be exclusively arbitrated in Utah County, State of Utah, in accordance with the then prevailing rules and regulations of the American Arbitration Association, which proceedings shall be final and binding on the Parties, and strictly confidential. Attorneys’ fees for such arbitration of the prevailing Party or Parties will be paid by the other Party or Parties. Neither the existence of such proceedings nor the results thereof shall be disclosed to any third party, unless expressly required by law.

f.

No Other Amendment.  Except as specifically amended by Amendment No. 1, Amendment No. 2 and this Amendment No. 3, the ESA Agreement and the DMF Agreement are reconfirmed and shall remain binding and enforceable in all respects.  No amendment or modification of any provision of this Amendment No. 3, Amendment No. 1, Amendment No. 2, the ESA Agreement or the DMF Agreement will be effective unless made in writing and signed by each of the Parties.

g.

Severance.  If for any reason any provision of this Amendment No. 3 is determined by a tribunal of competent jurisdiction to be legally invalid or unenforceable, the validity of the remainder of the Amendment No. 3 will not be affected and such provision will be deemed modified to the minimum extent necessary to make such provision consistent with applicable law and, in its modified form, such provision will then be enforceable and enforced.

Signature Page Follows:

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 3, effective as of the Effective Date.

SUNDANCE STRATEGIES, INC.	EUROPA SETTLEMENT ADVISORS, LTD

By: _/s/ Randall F. Pearson___________	By: _/s/ Anya Maxwell___________________
Name: Randall F Pearson	Name: Anya Maxwell
Its: President	Its: Managing Director
Signed June 23, 2014

DEL MAR FINANCIAL, SARL

By: _/s/ Paul Jacobson_______________	By: _/s/ Michael D. Brown________________
Name: Paul Jacobson	Michael D. Brown, as ESA
Its: Manager	Consultant for SSI